UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Orion Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-4013901	85-4210897
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

767 5th Avenue, 44th Floor

New York, NY 10153

(212) 583-8540

(Address of principal executive offices, including zip code)

(212) 583-8540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-fourth of one redeemable warrant	OHPAU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	OHPA	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	OHPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2022, the board of directors (the “Board”) of Orion Acquisition Corp. (the “Company”) appointed Kenneth Goulet to the Board as its Chairman. Mr. Goulet was appointed to serve as a Class II director with a term expiring at the Company’s second annual meeting of stockholders. On May 31, 2022, Kenneth Burdick resigned as the Chairman of the Board, but will continue to serve as an Executive Advisor.

The Board appointed Mr. Goulet, who was determined to be an “independent director” as defined in the applicable rules of The Nasdaq Capital Market LLC and an “audit committee financial expert” as defined in the applicable rules of the U.S. Securities and Exchange Commission, to the Board’s Audit Committee as its chair and to the Board’s Compensation Committee. In connection with such appointment, Kenneth Burdick resigned as the chair of the Audit Committee and as a member of the Compensation Committee.

Mr. Goulet, 63, is a senior-level health care executive with over 30 years of proven experience in growing and leading large health plan organizations. He has significant experience managing multi-billion dollar P&L and consumer-focused service operations organizations. Mr. Goulet semi-retired in 2015 and has served as an investor, advisor and board member of several growth companies as well as a board director for public companies over the last several years.

Previously, Mr. Goulet served as the executive vice president of Anthem Inc., and president of the company’s Commercial and Specialty Business division – the largest Commercial Business Division in the United States. He was responsible for the company’s Local business (including all state presidents, individual on and off exchange business, small group and large group business); National Accounts; and Specialty Products (including dental, vision, life, disability and workers’ compensation). He had P&L accountability for 30 million Medical members and 17.5 million Specialty members. His responsibilities included Strategy, Marketing, Product, Medical Management, Provider Engagement & Contracting and Service Operations.

Before joining Anthem, Mr. Goulet spent 23 years at CIGNA Corporation where he held a number of management, sales and operations positions. Mr. Goulet received a Bachelor’s degree in economics from Trinity College in Hartford, Connecticut.

On May 31, 2022, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Goulet in the form previously filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-253081) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission on February 12, 2021 (the “Registration Statement”). Pursuant to the Indemnity Agreement, the Company has agreed, among other things, to provide contractual indemnification, in addition to the indemnification provided in the Company’s Amended and Restated Certificate of Incorporation, against liabilities that may arise by reason of Mr. Goulet’s service on the Board, and to advance expenses incurred as a result of any proceeding against him for which he could be indemnified.

On May 31, 2022, the Company entered into a letter agreement with Mr. Goulet (the “Letter Agreement”) on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering. Pursuant to the Letter Agreement, Mr. Goulet has agreed (i) to waive his redemption rights with respect to any founder shares and public shares held by him in connection with the completion of the Company’s initial business combination and a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of shares of Class A common stock the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of the Company’s initial public offering or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A common stock and (ii) to waive his rights to liquidating distributions from the trust account with respect to any founder shares he holds if the Company fails to consummate an initial business combination within 24 months from the closing of the Company’s initial public offering (although he will be entitled to liquidating distributions from the trust account with respect to any public shares he holds if the Company fails to complete its initial business combination within the prescribed time frame).

The foregoing descriptions of the Indemnity Agreement and the Letter Agreement do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement and the Letter Agreement, copies of which are attached as Exhibit 10.7 to the Registration Statement and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference.

There are no arrangements or understandings between Mr. Goulet and any other persons pursuant to which Mr. Goulet was selected as a director of the Company. There are no family relationships between Mr. Goulet and any of the Company’s other directors or executive officers and Mr. Goulet does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated May 31, 2022, by and between the Company and Kenneth Goulet.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2022

ORION ACQUISITION CORP.

By:	/s/ Beau Garverick
Name:	Beau Garverick
Title:	Chief Executive Officer and Chief Financial Officer

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